The information in this pricing supplement is not complete and may be changed. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


        Subject to completion, Pricing Supplement dated February 9, 2006

PROSPECTUS Dated January 25, 2006                   Pricing Supplement No. 20 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-131266
Dated January 25, 2006                                  Dated February    , 2006
                                                                  Rule 424(b)(2)

                                        $
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                             Senior Fixed Rate Notes
                              --------------------
                        5.25% PERQS(R) due March   ,2007
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                   Based on the Value of Twenty Common Stocks
        Performance Equity-linked Redemption Quarterly-pay Securities(SM)
                                  ("PERQS(R)")

The PERQS will pay 5.25% interest per year but do not guarantee any return of principal at maturity. Instead, the PERQS will pay at maturity an amount in cash based on the closing prices at maturity of an equally-weighted basket of common stocks of the following 20 issuers: Arkansas Best Corporation, Acxiom Corporation, Alliance Resource Partners, L.P., ALLTEL Corporation, Chesapeake Energy Corporation, Dobson Communications Corporation, Dillard's, Inc. (Class A common stock), Devon Energy Corporation, Helmerich & Payne, Inc., J.B. Hunt Transport Services, Inc., Kerr-McGee Corporation, Murphy Oil Corporation, OGE Energy Corp., ONEOK, Inc., Six Flags, Inc., Sonic Corp., Tyson Foods, Inc. (Class A common stock), Unit Corporation, The Williams Companies, Inc. and Wal-Mart Stores, Inc., each of which we refer to as a basket issuer and collectively as the basket issuers. We refer to the common stock of each basket issuer as a basket stock and collectively as the basket stocks.

o   The principal amount and issue price of each PERQS is $100.

o   We will pay 5.25% interest per year on the $100 principal amount of each
    PERQS. Interest will be paid quarterly, beginning June     , 2006.

o On the day we price the PERQS for initial sale to the public, which we refer to as pricing date, the basket stocks will be equally weighted such that the fractional amount of each basket stock, which we refer to as the share ratio, times the initial stock price of such basket stock, as determined on the pricing date, will equal $5.

o At maturity you will receive for each PERQS an amount in cash equal to the sum of the component redemption amounts of the basket stocks, which will equal the lesser of (i) the maturity price of the basket stock times the share ratio for such basket stock and (ii) the maximum component redemption amount for each basket stock, which is expected to be $5.50 to $5.60 and will be determined on the pricing date. The maturity price of any basket stock is equal to the closing price times the exchange factor for such basket stock, each as determined on the second scheduled trading day prior to the maturity date, which we refer to as the valuation date.

    o The initial exchange factor for each basket stock is 1.0, subject to adjustment for certain corporate events in respect of the basket issuer of such basket stock.

o The component redemption amount for each of the 20 basket stocks cannot exceed the maximum component redemption amount. Therefore, the maximum payment you can receive at maturity is $110 to $112 per PERQS, which will be determined on the pricing date.

o Investing in PERQS is not equivalent to investing in the basket stocks. You will not have the right to exchange your PERQS for any of the basket stocks.

o The basket issuers are not involved in this offering of PERQS in any way and will have no obligation of any kind with respect to the PERQS.

o   The PERQS will not be listed on any securities exchange.

o   The CUSIP number for the PERQS is 61747Y352.

You should read the more detailed description of the PERQS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PERQS."

The PERQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------
                              PRICE $100 PER PERQS
                              --------------------

                                        Price to       Agent's      Proceeds to
                                        Public(1)   Commissions(2)   Company(1)
                                       ----------- ---------------- ------------
Per PERQS.............................      $             $              $
Total.................................      $             $              $

-------------------
(1) Plus accrued interest, if any, from the original issue date.

(2) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                              --------------------
                                 MORGAN STANLEY

                      (This page intentionally left blank)

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PERQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PERQS offered are medium-term debt securities of Morgan Stanley. The return on the PERQS at maturity is linked to the performance of the common stocks of Arkansas Best Corporation, Acxiom Corporation, Alliance Resource Partners, L.P., ALLTEL Corporation, Chesapeake Energy Corporation, Dobson Communications Corporation, Dillard's, Inc. (Class A common stock), Devon Energy Corporation, Helmerich & Payne, Inc., J.B. Hunt Transport Services, Inc., Kerr-McGee Corporation, Murphy Oil Corporation, OGE Energy Corp., ONEOK, Inc., Six Flags, Inc., Sonic Corp., Tyson Foods, Inc. (Class A common stock), Unit Corporation, The Williams Companies, Inc. and Wal-Mart Stores, Inc. We refer to the aforementioned companies as the basket issuers and to the common stock of the basket issuers as the basket stocks. We may not redeem the PERQS prior to maturity.

     "Performance Equity-linked Redemption Quarterly pay Services" is our service mark and "PERQS" is our registered service mark.

Each PERQS costs $100   We, Morgan Stanley, are offering 5.25% Performance
                        Equity-linked Redemption Quarterly pay SecuritiesSM due
                        March    ,2007, Mandatorily Exchangeable for an Amount
                        Payable in U.S. Dollars Based on the Value of Twenty
                        Common Stocks, which we refer to as the PERQS. The principal amount and issue price of each PERQS is $100.

                        The original issue price of the PERQS includes the agent's commissions paid with respect to the PERQS and the cost of hedging our obligations under the PERQS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the PERQS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PERQS. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PERQS --Use of Proceeds and Hedging."

No guaranteed return    Unlike ordinary debt securities, the PERQS do not
of principal            guarantee any return of principal at maturity. Instead
                        the PERQS will pay an amount in cash on the maturity date, the value of which may be more or less than the $100 principal amount per PERQS, subject to a maximum payment at maturity of $110 to $112, or 110% to 112% of the issue price of the PERQS. Investing in PERQS is not equivalent to investing in the basket stocks. If at maturity the closing prices of some or all basket stocks have declined so that the sum of the component redemption amounts for each of the basket stocks is less than $100, you will receive an amount in cash at maturity that is less than the principal amount of the PERQS. In addition, decreases in the closing prices of any of the basket stocks may not be offset by increases in the closing prices of the remaining basket stocks, which are subject to the maximum component redemption amount, and therefore the return on your investment at maturity may be less than the principal amount per PERQS.

5.25% interest on the   We will pay interest quarterly on the PERQS, at the rate
principal amount        of 5.25% of the principal amount per annum, beginning
                        June     , 2006. The interest rate we will pay on the
                        PERQS is more than the current dividend rate on any of
                        the basket stocks. The PERQS will mature on March   ,
                        2007, subject to postponement as described below under "--Postponement of the maturity date."

Your appreciation       The appreciation potential of each PERQS is limited to
potential is limited    $110 to $112 per PERQS. Because the payment at maturity
                        will equal the sum of the 20 component redemption amounts, each as limited by the maximum component redemption amount of $5.50 to $5.60, the maximum you can receive at maturity is $110 to $112 per PERQS, or 110% to 112% of the issue price of the PERQS. The maximum payout at maturity, and thus the maximum component redemption amount, will be determined on the pricing date.

Payment at maturity is  On the maturity date we will pay you for each $100
based the component     principal amount of PERQS you hold an amount in cash
redemption amount of    equal to the sum of the component redemption amounts for
each basket stock       each basket stock. The component redemption amount for
                        each basket stock will equal the lesser of (i) the maturity price for each basket stock times the share ratio for such basket stock and (ii) the maximum component redemption amount, which is expected to be $5.50 to $5.60. The maximum component redemption amount will be the same for all basket stocks and will be determined on the pricing date. The maturity price for a basket stock will equal the closing price of such basket stock on March , 2007, which we refer to as the valuation date, times the exchange factor. The initial exchange factor is 1.0 for each basket stock, subject to adjustment for certain corporate events relating to the basket issuers as described under "Description of PERQS--Antidilution Adjustments" below. The payment at maturity will be determined as follows:

                        payment at maturity =   sum of the component redemption
                                                  amounts of the 20 basket
                                                  stocks, subject to the maximum
                                                  payment at maturity of $110 to
                                                  $112, or 110% to 112% of the
                                                  issue price of the PERQS

                        For each basket stock:

                           component redemption  =  maturity price x share ratio
                             amount


                           subject to the maximum component redemption amount

                        where,

                           maturity price      =  closing price on the valuation date x exchange factor

                           share ratio         =  the fractional amount of each basket stock included
                                                    in the basket, as set forth in the table below

                           maximum component   =  $5.50 to $5.60, as determined on the pricing date
                            redemption amount

                        You can review the historical prices of basket stocks in the section of this pricing supplement called "Historical Information."

The exchange factor     During the life of the PERQS, Morgan Stanley & Co.
for each of the basket Incorporated or its successors, which we refer to as MS stocks may be adjusted & Co., acting as calculation agent, may make adjustments to the exchange factors of each of the basket stocks, each initially set at 1.0, to reflect the occurrence of certain corporate events relating to any of the basket stocks. You should read about these adjustments in the sections of this pricing supplement called "Risk
                        Factors--The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect the basket stocks" and "Description of PERQS--Exchange at Maturity,"
                        "--Exchange Factor" and "--Antidilution Adjustments."

Postponement of the     If a market disruption event occurs on March , 2007, the
maturity date           scheduled valuation date, with respect to any of the
                        basket stocks, the valuation date and the maturity date of the PERQS will be postponed. See the section of this pricing supplement called "Description of
                        PERQS--Maturity Date."

                        You will not have the right to exchange your PERQS at or prior to maturity for any of the basket stocks.

The basket              The basket is composed of the common stocks of 20
                        issuers incorporated in either Oklahoma or Arkansas. The basket stocks are listed in the table below, which sets forth for each basket stock the relevant basket issuer, the ticker symbol, the initial stock price and the share ratio:

                        -------------------------------- ---------------- -------------- ------------------
                                 Basket Issuer            Ticker Symbol      Initial        Share Ratio
                                                                           Stock Price
                        -------------------------------- ---------------- -------------- ------------------
                        Arkansas Best Corp.                   ABFS
                        -------------------------------- ---------------- -------------- ------------------
                        Acxiom Corp.                          ACXM
                        -------------------------------- ---------------- -------------- ------------------
                        Alliance Resource Partners, L.P.      ARLP
                        -------------------------------- ---------------- -------------- ------------------
                        ALLTEL Corp.                           AT
                        -------------------------------- ---------------- -------------- ------------------
                        Chesapeake Energy Corp.                CHK
                        -------------------------------- ---------------- -------------- ------------------
                        Dobson Communications Corp.           DCEL
                        -------------------------------- ---------------- -------------- ------------------
                        Dillard's, Inc. - A                    DDS
                        -------------------------------- ---------------- -------------- ------------------
                        Devon Energy Corp.                     DVN
                        -------------------------------- ---------------- -------------- ------------------
                        Helmerich & Payne, Inc.                HP
                        -------------------------------- ---------------- -------------- ------------------
                        JB Hunt Transport Services,Inc.       JBHT
                        -------------------------------- ---------------- -------------- ------------------
                        Kerr-McGee Corp.                       KMG
                        -------------------------------- ---------------- -------------- ------------------
                        Murphy Oil Corp.                       MUR
                        -------------------------------- ---------------- -------------- ------------------
                        OGE Energy Corp.                       OGE
                        -------------------------------- ---------------- -------------- ------------------
                        ONEOK, Inc.                            OKE
                        -------------------------------- ---------------- -------------- ------------------
                        Six Flags, Inc.                        PKS
                        -------------------------------- ---------------- -------------- ------------------
                        Sonic Corp.                           SONC
                        -------------------------------- ---------------- -------------- ------------------
                        Tyson Foods, Inc. - A                  TSN
                        -------------------------------- ---------------- -------------- ------------------
                        Unit Corp.                             UNT
                        -------------------------------- ---------------- -------------- ------------------
                        The Williams Companies, Inc.           WMB
                        -------------------------------- ---------------- -------------- ------------------
                        Wal-Mart Stores, Inc.                  WMT
                        -------------------------------- ---------------- -------------- ------------------

No affiliation with     The basket issuers are not affiliates of ours and are
the basket issuers      not involved with this offering in any way. The
                        obligations represented by the PERQS are obligations of Morgan Stanley and not of the basket issuers.

The payment at maturity Following certain corporate events relating to any
on the PERQS may be     basket stock, such as a stock-for-stock merger where a
based on the common     basket issuer is not the surviving entity, you will
stocks of companies     receive at maturity an amount in cash that is based on
other than the basket   the value of the common stock of a successor corporation
issuers                 to such basket issuer. Following certain other corporate
                        events relating to any basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, you will receive at maturity an amount in cash based on the value of the common stock of a company in the same industry group as the relevant basket issuer in lieu of, or in addition to, a payment based on the original basket stock, as applicable. In the event of such a corporate event, the composition of the basket stocks underlying the PERQS would be significantly altered. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other stocks in the section of this pricing supplement called
                        "Description of PERQS--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your PERQS.

The PERQS will not be   The PERQS will not be listed on any securities exchange.
listed


You may revoke          We are using this pricing supplement to solicit from you
your offer to purchase  an offer to purchase the PERQS. You may revoke your the PERQS prior to our  offer to purchase the PERQS at any time prior to the
acceptance              time at which we accept such offer by notifying the
                        relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the PERQS prior to their issuance. In the event of any material changes to the terms of the PERQS, we will notify you.

MS & Co. will be the    We have appointed our affiliate, Morgan Stanley & Co.
calculation agent       Incorporated, which we refer to as MS & Co., to act as
                        calculation agent for JPMorgan Chase Bank, N.A.
                        (formerly known as The Chase Manhattan Bank), the trustee for our senior notes. As calculation agent, MS &
                        Co. will determine the exchange factor and calculate the component redemption amount for each basket stock and the payment at maturity, or following an event of default acceleration.

Where you can find      The PERQS are senior notes issued as part of our Series
more information on     F medium-term note program. You can find a general
the PERQS               description of our Series F medium-term note program in
                        the accompanying prospectus supplement dated January 25, 2006 and the accompanying prospectus dated January 25, 2006. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed
                        Rate Notes" and "--Exchangeable Notes."

                        For a detailed description of the terms of the PERQS, including the specific mechanics and timing of the exchange factor adjustments, if any, you should read the "Description of PERQS" section in this pricing supplement. You should also read about some of the risks involved in investing in PERQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the PERQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PERQS.

How to reach us         Please contact our principal executive offices at 1585
                        Broadway, New York, New York 10036 (telephone number
                        (212) 761-4000).

                                  RISK FACTORS

     The PERQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of 20 common stocks, there is no guaranteed return of principal. This section describes the most significant risks relating to the PERQS. You should carefully consider whether the PERQS are suited to your particular circumstances before you decide to purchase them.

PERQS are not ordinary  The PERQS combine features of equity and debt. The terms
senior notes -- no      of the PERQS differ from those of ordinary debt
guaranteed return of    securities in that we will not pay you a fixed amount at
principal               maturity. Our payment to you at maturity will be an
                        amount in cash based on the closing price of the 20
                        basket stocks on the valuation date, which is scheduled
                        to be March    ,2007. If the sum of the component
                        redemption amounts of each basket stock is less than the issue price of the PERQS, we will pay you an amount in cash worth less than the principal amount of the PERQS.

                        Under no circumstances will you receive a payment for each $100 principal amount of PERQS greater than the maximum payment of $110 to $112. The maximum payment at maturity will be determined on the pricing date.

Your appreciation       The payment at maturity on the PERQS is limited by the
potential is limited    maximum payment at maturity of $110 to $112 per PERQS.
                        If the maturity price of any of the 20 basket stocks on the valuation date multiplied by its share ratio exceeds the maximum component redemption amount of $5.50 to $5.60, you will receive at maturity an amount of cash for such basket stock equal to the lower maximum component redemption amount and will not share in the appreciation of such basket stock above such amount.

Because the potential   Because the upside potential of any basket stock is
appreciation of the     limited by the maximum component redemption amount,
basket stocks is        increases in the closing price of a basket stock over
limited, increases in   110% to 112% of its initial stock price cannot offset
the prices of some      decreases in the closing price of the other basket
basket stocks may not   stocks. Any such increases in excess of 110% to 112% of
offset decreases in     the initial stock price will have no impact on the
the prices of the       return on your investment. If decreases in the closing
other basket stocks     prices of any of the basket stocks are not offset by
                        increases in the closing prices of the remaining basket stocks, your return on your investment at maturity will be less than the principal amount per PERQS.

The PERQS will not be   The PERQS will not be listed on any securities exchange.
listed                  There may be little or no secondary market for the
                        PERQS. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the PERQS easily. MS & Co. currently intends to act as a market maker for the PERQS but is not required to do so.
                        Because we do not expect that other market makers will participate significantly in the secondary market for the PERQS, the price at which you may be able to trade your PERQS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS
                        & Co. were to cease acting as a market maker, it is likely that there would little or no secondary market for the PERQS.

Market price of the     Several factors, many of which are beyond our control,
PERQS will be           will influence the value of the PERQS in the secondary
influenced by many      market and the price at which MS & Co. may be willing to
unpredictable factors   purchase or sell the PERQS in the secondary market. We
                        expect that generally the closing prices of the basket stocks on any day will affect the value of the PERQS more than any other single factor. However, because the appreciation potential of the PERQS is limited by the maximum payment at maturity, the PERQS may trade differently from the basket stocks. Other factors that may influence the value of the PERQS include:

                        o the volatility (frequency and magnitude of changes in price) of the basket stocks

                        o   the dividend rate on the basket stocks

                        o geopolitical conditions and economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the basket issuers and the closing price of the basket stocks

                        o   interest and yield rates in the market

                        o   the time remaining to the maturity of the PERQS

                        o   our creditworthiness

                        o the occurrence of certain events affecting the basket issuers that may or may not require an adjustment to the exchange factor

                        Some or all of these factors will influence the return on your investment if you hold your PERQS to maturity or the price you will receive if you sell your PERQS prior to maturity. For example, you may have to sell your PERQS at a substantial discount from the principal amount if the average of the closing prices of the basket stocks is at or below the average of the initial stock prices of the basket stocks.

                        You cannot predict the future performance of the basket stocks based on their historical performance. The prices of the basket stocks may decrease so that you will receive at maturity an amount in cash worth less than the principal amount of the PERQS. In addition, there can be no assurance that the price of any basket stock will increase so that you will receive at maturity an amount in cash worth more than the principal amount of the PERQS.

The inclusion of        Assuming no change in market conditions or any other
commissions and         relevant factors, the price, if any, at which MS & Co.
projected profit from   is willing to purchase PERQS in secondary market
hedging in the original transactions will likely be lower than the original
issue price is likely   issue price, since the original issue price included,
to affect secondary     and secondary market prices are likely to exclude,
market prices           commissions paid with respect to the PERQS, as well as
                        the projected profit included in the cost of hedging our obligations under the PERQS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Morgan Stanley is not   The basket issuers are not affiliates of ours and are
affiliated with the     not involved with this offering in any way.
basket issuers          Consequently, we have no ability to control the actions
                        of the basket issuers, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. The basket issuers have no obligation to consider your interest as an investor in the PERQS in taking any corporate actions that might affect the value of your PERQS. None of the money you pay for the PERQS will go to the basket issuers.

Morgan Stanley may      We or our affiliates may presently or from time to time
engage in business      engage in business with the basket issuers without
with or involving the   regard to your interests, including extending loans to,
basket issuers without  or making equity investments in, the basket issuers or
regard to your          providing advisory services to the basket issuers,
interests               including merger and acquisition advisory services. In
                        the course of our business, we or our affiliates may acquire non-public information about the basket issuers.
                        Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket issuers. These research reports may or may not recommend that investors buy or hold the basket stocks.

You have no shareholder Investing in the PERQS is not equivalent to investing in rights the basket stocks. As an investor in the PERQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket stocks. In addition, you do not have the right to exchange your PERQS for basket stocks prior to maturity.

The payment at maturity Following certain corporate events relating to the
on the PERQS may be     basket issuers, such as a stock-for-stock merger where a
based on the common     basket issuer is not the surviving entity, you will
stocks of companies     receive at maturity an amount in cash based on the value
other than the basket   of the common stock of a successor corporation to such
issuers                 basket issuer. Following certain other corporate events
                        relating to any basket stock, such as a merger event where holders of a basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, you will receive at maturity a payment based on the common stock of a company in the same industry group as such basket issuer in lieu of, or in addition to, a payment based on the original basket stock, as applicable. In the event of such a corporate event, the equity-linked nature of the PERQS would be significantly altered. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other stocks in the section of this pricing supplement called
                        "Description of PERQS--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your PERQS.

The antidilution        MS & Co., as calculation agent, will adjust the amount
adjustments the         payable at maturity for certain corporate events
calculation agent is    affecting the basket stocks, such as stock splits and
required to make do     stock dividends, and certain other corporate actions
not cover every         involving the basket issuers, such as mergers. However,
corporate event that    the calculation agent will not make an adjustment for
can affect the basket   every corporate event that can affect the basket stocks.
stocks                  For example, the calculation agent is not required to
                        make any adjustments if a basket issuer or anyone else makes a partial tender or partial exchange offer for a basket stock. If an event occurs that adversely affects the market price of a basket stock but does not require the calculation agent to adjust the component redemption amount for such basket stock, the payment to you at maturity with respect to such basket stock will be materially and adversely affected. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect the basket stocks other than those contemplated in this pricing supplement. Such adjustments will be made to reflect the consequences of events but not with the aim of changing relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange factor for one or more basket stocks may materially and adversely affect the value of the PERQS.

The economic interests  The economic interests of the calculation agent and
of the calculation      other affiliates of ours are potentially adverse to your
agent and other         interests as an investor in the PERQS.
affiliates of ours are
potentially adverse to  As calculation agent, MS & Co. will calculate the payout
your interests          to you at maturity of the PERQS and in the event of any
                        acceleration and will determine what adjustments should be made to the exchange factor to reflect certain corporate and other events. Determinations made by MS &
                        Co., in its capacity as calculation agent, including adjustments to the exchange factor, may affect the amount payable to you at maturity. See the sections of this pricing supplement called "Description of PERQS--Exchange at Maturity," "--Exchange Factor,"
                        "--Antidilution Adjustments" and "--Alternate Exchange
                        Calculation in Case of an Event of Default."

                        The original issue price of the PERQS includes the agent's commissions and certain costs of hedging our obligations under the PERQS. The subsidiaries through which we hedge our obligations under the PERQS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading     We expect that MS & Co. and other affiliates will carry
activity by the         out hedging activities related to the PERQS, including
calculation agent and   trading in the basket stocks as well as in other
its affiliates could    instruments related to the basket stocks. MS & Co. and
potentially affect the  some of our other subsidiaries also trade basket stocks
value of the PERQS      and other financial instruments related to the basket
                        stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the PERQS for initial sale to the public could potentially increase the price of the basket stocks and, accordingly, potentially have increased the issue price of the PERQS and, therefore, the price at which the basket stocks must close before you would receive at maturity an amount in cash based on the value of the basket stocks worth as much as or more than the principal amount of the PERQS. Additionally, such hedging or trading activities during the term of the PERQS could potentially affect the price of basket stocks on the valuation date and, accordingly, affect the amount of cash you will receive at maturity.

Because the             You should also consider the U.S. federal income tax
characterization        consequences of investing in the PERQS. There is no
of the PERQS for        direct legal authority as to the proper tax treatment of
U.S. federal income     the PERQS, and consequently our counsel is unable to
tax purposes is         render an opinion as to their proper characterization
uncertain, the          for U.S. federal income tax purposes. Significant
material U.S. federal   aspects of the tax treatment of the PERQS are uncertain.
income tax              Pursuant to the terms of the PERQS and subject to the
consequences of an      discussion under "Description of PERQS--United States
investment in the       Federal Income Taxation--Non-U.S. Holders," you have
PERQS are uncertain     agreed with us to treat a PERQS as a unit consisting of
                        (i) a financial contract, pursuant to which you agree to pay a certain amount to us at maturity in exchange for a cash payment from us at maturity that is equal to the sum of the component redemption amounts for each basket stock and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the financial contract, as described in the section of this pricing supplement called "Description of PERQS--United States
                        Federal Income Taxation--General." If the Internal
                        Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PERQS, the timing and character of income on the PERQS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PERQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PERQS--United States Federal Income Taxation."

                        Notwithstanding the foregoing, any stated interest payments on the PERQS made to non-U.S. holders will generally be withheld upon at a rate of 30%. See the section of this pricing supplement called "Description of PERQS--United States Federal Income Taxation--Non-U.S. Holders" for a discussion of the withholding tax consequences of an investment in the PERQS.

                        You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the PERQS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                              DESCRIPTION OF PERQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PERQS" refers to each $100 principal amount of our 5.25% PERQS due March , 2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of Twenty Common Stocks. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount...   $

Maturity Date................   March    ,2007, subject to acceleration as
                                described below in "--Alternate Exchange
                                Calculation in Case of an Event of Default," and
                                subject to extension in the event of a Market
                                Disruption Event on March    , 2007 in
                                accordance with the following paragraph.

                                If the Valuation Date is postponed due to a Market Disruption Event with respect to any Basket Stock or otherwise, the Maturity Date will be postponed so that the Maturity Date will be the second Trading Day following the Valuation Date as postponed with respect to such Basket Stock.

Valuation Date...............   March   ,2007; provided that if March   ,2007 is
                                not a Trading Day or if a Market Disruption
                                Event with respect to any Basket Stock occurs on
                                such day, the Valuation Date with respect to
                                such Basket Stock will be the immediately
                                succeeding Trading Day on which no Market
                                Disruption Event occurs with respect to such
                                Basket Stock; provided further, that the
                                Valuation Date with respect to any Basket Stock
                                will not be later than the third scheduled
                                Trading Day following March   ,2007.

Interest Rate................   5.25% per annum

Interest Payment Dates.......   June     , 2006, September     , 2006,
                                December    , 2006 and the Maturity Date, or
                                if any such date is not a Business Day, the immediately succeeding Business Day.

                                If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, we will pay interest on the Maturity Date as postponed but no interest will accrue on the PERQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date..................   The Record Date for each Interest Payment Date,
                                including the Interest Payment Date scheduled to occur on the Maturity Date, will be the date 15 calendar days prior to such scheduled Interest
                                Payment Date, whether or not that date is a Business Day.

Specified Currency...........   U.S. dollars

Issue Price..................   $100 per PERQS

Original Issue Date
(Settlement Date)............        , 2006

CUSIP Number.................   61747Y352

Denominations................   $100 and integral multiples thereof

Basket ......................   The Basket is composed of the 20 Basket Stocks
                                listed in the table below, which sets forth for each Basket Stock the applicable Basket Issuer, the ticker symbol, the Initial Stock Price and the Share Ratio:

                                 ------------------------------ ---------- ------------ ------------
                                         Basket Issuer           Ticker      Initial    Share Ratio
                                                                 Symbol    Stock Price
                                 ------------------------------ ---------- ------------ ------------
                                 Arkansas Best Corp.               ABFS
                                 ------------------------------ ---------- ------------ ------------
                                 Acxiom Corp.                      ACXM
                                 ------------------------------ ---------- ------------ ------------
                                 Alliance Resource Partners,L.P.   ARLP
                                 ------------------------------ ---------- ------------ ------------
                                 ALLTEL Corp.                       AT
                                 ------------------------------ ---------- ------------ ------------
                                 Chesapeake Energy Corp.           CHK
                                 ------------------------------ ---------- ------------ ------------
                                 Dobson Communications Corp.       DCEL
                                 ------------------------------ ---------- ------------ ------------
                                 Dillard's, Inc. -- A              DDS
                                 ------------------------------ ---------- ------------ ------------
                                 Devon Energy Corp.                DVN
                                 ------------------------------ ---------- ------------ ------------
                                 Helmerich & Payne, Inc.           HP
                                 ------------------------------ ---------- ------------ ------------
                                 JB Hunt Transport Services,Inc.   JBHT
                                 ------------------------------ ---------- ------------ ------------
                                 Kerr-McGee Corp.                  KMG
                                 ------------------------------ ---------- ------------ ------------
                                 Murphy Oil Corp.                  MUR
                                 ------------------------------ ---------- ------------ ------------
                                 OGE Energy Corp.                  OGE
                                 ------------------------------ ---------- ------------ ------------
                                 ONEOK, Inc.                       OKE
                                 ------------------------------ ---------- ------------ ------------
                                 Six Flags, Inc.                   PKS
                                 ------------------------------ ---------- ------------ ------------
                                 Sonic Corp.                       SONC
                                 ------------------------------ ---------- ------------ ------------
                                 Tyson Foods, Inc. -- A            TSN
                                 ------------------------------ ---------- ------------ ------------
                                 Unit Corp.                        UNT
                                 ------------------------------ ---------- ------------ ------------
                                 The Williams Companies, Inc.      WMB
                                 ------------------------------ ---------- ------------ ------------
                                 Wal-Mart Stores, Inc.             WMT
                                 ------------------------------ ---------- ------------ ------------

Share Ratio..................   The Share Ratio for each Basket Stock, $5
                                divided by the Initial Stock Price of such Basket Stock.

Initial Stock Price..........   The Initial Stock Price for each Basket Stock
                                means the Closing Price of such Basket Stock on the day we price the PERQS for initial sale to the public.

Payment at Maturity..........   On the Maturity Date, upon delivery of the PERQS
                                to the Trustee, we will pay you an amount in cash equal to the sum of the Component
                                Redemption Amounts for each Basket Stock.

                                We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, on or prior to 10:30 a.m. on the Trading Day immediately prior to the Maturity Date of the PERQS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount in cash to be delivered with respect to the $100 principal amount of each PERQS and (ii) deliver such amount to the Trustee for delivery to the holders on the Maturity Date. The Calculation Agent shall determine the Exchange Factor applicable to each of the Basket Stocks on the Valuation Date.

Component Redemption
Amount.......................   For each Basket Stock, the lesser of (i) the
                                Maturity Price times the Share Ratio and (ii) the Maximum Component Redemption Amount.

Maximum Component Redemption
Amount.......................   The Maximum Component Redemption Amount for each
                                Basket Stock is expected to be $5.50 to $5.60 and will be determined on the day we price the PERQS for initial sale to the public.

Maturity Price...............   The Maturity Price for each Basket Stock means
                                the product of (i) the Closing Price of one share of such Basket Stock and (ii) the Exchange
                                Factor for such Basket Stock, each determined as of the Valuation Date. The Exchange Factor for each Basket Stock is subject to adjustment upon the occurrence of certain corporate events relating to such Basket Stocks. See "--Exchange
                                Factor" and "--Antidilution Adjustments" below.

Exchange Factor..............   1.0 for each of the Basket Stocks, subject to
                                adjustment for certain corporate events relating to each of the Basket Stocks. See
                                "--Antidilution Adjustments" below.

Closing Price................   The Closing Price for one share of a Basket
                                Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means:

                                   o  if the Basket Stock (or any such other
                                      security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which that Basket Stock (or any such other security) is listed or admitted to trading,

                                   o  if the Basket Stock (or any such other
                                      security) is a security of the Nasdaq
                                      National Market (and provided that the
                                      Nasdaq National Market is not then a
                                      national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

                                   o  if the Basket Stock (or any such other
                                      security) is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the "OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

                                If a Basket Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin

                                Board on such day. If, because of a Market
                                Disruption Event (as defined below) or
                                otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for the Basket Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for the Basket Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term "OTC Bulletin Board Service" will include any successor service thereto.

Trading Day..................   A day, as determined by the Calculation Agent,
                                on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the
                                American Stock Exchange LLC, the Nasdaq National
                                Market, the Chicago Mercantile Exchange and the
                                Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
Certificated Note............   Book Entry. The PERQS will be issued in the form
                                of one or more fully registered global
                                securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the PERQS. Your beneficial interest in the PERQS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PERQS, for distribution to participants in accordance with DTC's procedures. For more information regarding
                                DTC and book entry notes, please read "The
                                Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated
Note.........................   Senior

Trustee......................   JPMorgan Chase Bank, N.A. (formerly known as The
                                Chase Manhattan Bank)

Agent for the underwritten
  offering of PERQS..........   MS & Co.

Calculation Agent............   MS & Co.

                                All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                All calculations with respect to the Share Ratio and Exchange Factor for the PERQS will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655), and all dollar amounts paid on the aggregate number of PERQS related to interest payments or payouts at maturity resulting from such calculations will be rounded to the nearest cent with one-half cent rounded upward.

                                Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the PERQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Factor or other antidilution adjustments or determining any Closing Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of any acceleration. See "--Antidilution Adjustments," "--Market Disruption Event" and "--Alternate Exchange Calculation in Case of an Event of Default" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments.....   The Exchange Factor for each Basket Stock will
                                be adjusted as follows:

                                1. If a Basket Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor for such Basket Stock will be adjusted to equal the product of the prior Exchange Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the Basket Stock.

                                2. If a Basket Stock is subject (i) to a stock dividend (issuance of additional shares of the Basket Stock) that is given ratably to all holders of shares of the Basket Stock or (ii) to a distribution of the Basket Stock as a result of the triggering of any provision of the corporate charter of a Basket Issuer, then once the dividend has become effective and the Basket Stock is trading ex-dividend, the Exchange Factor for such Basket Stock will be adjusted so that the new Exchange Factor shall equal the prior Exchange Factor plus the product of (i) the number of shares issued with respect to one share of the Basket Stock and (ii) the prior Exchange Factor.

                                3. If a Basket Issuer issues rights or warrants to all holders of its Basket Stock to subscribe for or purchase the Basket Stock at an exercise price per share less than the Closing Price of the Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the PERQS, then the Exchange Factor for such Basket Stock will be adjusted to equal the product of the prior Exchange Factor and a fraction, the numerator of which shall be the number of shares of the Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the Basket Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of a Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the Basket Stock which the aggregate offering price of the total number of shares of the Basket Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                4. There will be no required adjustments to the Exchange Factor to reflect cash dividends or other distributions paid with respect to any Basket Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i),
                                (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary Dividend" means each of (a) the full amount per share of a Basket Stock of any cash dividend or special dividend or distribution that is identified by a Basket Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the relevant Basket Issuer as an extraordinary or special dividend or distribution) distributed per share of the Basket Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of the Basket Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of the Basket Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in the Basket Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and (c) the full cash value of any non-cash dividend or distribution per share of the Basket Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to the Basket Stock includes an Extraordinary Dividend, the Exchange Factor with respect to the Basket Stock will be adjusted on the ex-dividend date so that the new Exchange Factor will equal the product of (i) the prior Exchange Factor and
                                (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend on a Basket Stock is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Factor, the amount of the Extraordinary Dividend will be allocated to an Alternate Stock in accordance with the procedures for an Alternate Stock Event as described in clause (c)(ii) of paragraph 5 below and the Component Redemption Amount for such Basket Stock will be determined as described at the end of paragraph 5. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on the Basket Stock described in clause (i), (iv) or
                                (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                5. Any of the following shall constitute a Reorganization Event: (i) a Basket Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the Basket Issuer, (ii) a Basket Issuer has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) a Basket Issuer completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) a Basket Issuer is liquidated, (v) a Basket Issuer issues to all of its shareholders equity securities of an issuer other than the Basket Issuer (other than in a transaction described in clause (ii), (iii) or
                                (iv) above) (a "spinoff stock") or (vi) a Basket Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of the Basket Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), the amount payable upon exchange at maturity with respect to such Basket Stock following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) and any required adjustment to the Exchange Factor will be based on the following:

                                (a) if the Basket Stock continues to be
                                outstanding, the Basket Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Exchange Factor on the Valuation Date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

                                (b) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for the Basket Stock, the number of shares of the New Stock received with respect to one share of the Basket Stock multiplied by the Exchange Factor for the Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Factor"), as adjusted to the Valuation Date (taking into account any adjustments for distributions described under clause (c)(i) below); and

                                (c) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the "Non-Stock Exchange Property"),

                                   (i) if the combined value of the amount of Non-Stock Exchange Property received per share of the Basket Stock, as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event (the "Non-Stock Exchange Property Value"), by holders of the Basket Stock is less than 25% of the Closing Price of the Basket Stock on the Trading Day immediately prior to the effective date of such Reorganization Event, a number of shares of the Basket Stock, if applicable, and of any New Stock received in connection with such Reorganization Event, if applicable, in proportion to the relative Closing Prices of the Basket Stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange Property Value multiplied by the Exchange Factor in effect for the Basket Stock on the Trading Day immediately prior to the effective date of such Reorganization Event, based on such Closing Prices, in each case as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event; and the number of such shares of the Basket Stock or any New Stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the Exchange Factor in subparagraph (a) above and/or the New Stock Exchange Factor in subparagraph (b) above, as applicable, or

                                   (ii) if the Non-Stock Exchange Property Value is equal to or exceeds 25% of the Closing Price of the Basket Stock on the Trading Day immediately prior to the effective date of such Reorganization Event or, if the Basket Stock is surrendered exclusively for Non-Stock Exchange Property (in each case, an "Alternate Stock Event"), a number of shares (the "Alternate Stock Exchange Factor") of the Alternate Stock (as defined below) with a value on the effective date of such Reorganization Event equal to the Non-Stock Exchange Property Value multiplied by the Exchange Factor in effect for the Basket Stock on the Trading Day immediately prior to the effective date of such Reorganization Event. The "Alternate Stock" will be the common stock of the company with a Price Volatility on the Measurement Date (each as defined below) that is nearest (whether higher or lower) to the Price Volatility of the Basket Stock, as selected by the Calculation Agent from a group of five stocks then included in the S&P 500 Index (or, if publication of such index is discontinued, any successor or substitute index selected by the Calculation Agent in its sole discretion). The stocks from which the Alternate Stock is selected will be the five stocks with the largest market capitalization among the stocks then included in the S&P 500 Index (or such successor index) with the same primary "Industry" Standard Industrial Classification Code ("SIC Code") as the Basket Issuer; provided that, if there are fewer than five stocks with the same primary "Industry" SIC Code as the Basket Issuer, the Calculation Agent will identify additional stocks then included in the S&P 500 Index (or such successor index), from the following categories, selecting stocks, as required, in each succeeding category in descending order of market capitalization, beginning with the stock in each category with the largest capitalization: first, stocks with the same primary "Industry Group" classification as the Basket Issuer; second, stocks with the same primary "Major Group" classification as the Basket Issuer; and third, stocks with the same primary "Division" classification as the Basket Issuer; provided further, however, that none of the five stocks from which the Alternate Stock will be selected will be a stock that is subject to a trading restriction under the trading restriction policies of Morgan Stanley or any of its affiliates that would materially limit the ability of Morgan Stanley or any of its affiliates to hedge the PERQS with respect to such stock (a "Hedging Restriction"). "Industry," "Industry Group," "Major Group" and "Division" have the meanings assigned by the Office of Management and Budget, or any successor federal agency responsible for assigning SIC codes. If the SIC Code system of classification is altered or abandoned, the Calculation Agent may select an alternate classification system and implement similar procedures. "Price Volatility" means the average historical price volatility for the period of 100 Trading Days ending on the Trading Day immediately prior to the first public announcement of the relevant Reorganization Event (the "Measurement Date") as such average historical price volatility for such stock is displayed on Bloomberg screen Equity HVG (using the settings N = 100 and Market:
                                   T) (or any successor thereto); provided that if the Price Volatility of the Basket Stock or any stock identified in this sub-paragraph is not then displayed on Bloomberg, then the Calculation Agent, in its sole discretion, will determine the applicable Price Volatility.

                                Following the allocation of any Extraordinary Dividend to Alternate Stock pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, for the purpose of determining the Component Redemption Amount with respect to the Basket Stock on which the Extraordinary Dividend was paid or the Basket Stock that was the subject of the Reorganization Event (each, an "Original Basket Stock"), the Maturity Price and Acceleration Price (as defined under "--Alternate Exchange Calculation in Case of an Event of Default") will equal the sum of the Closing Prices of:

                                    (x) if applicable, the Original Basket Stock
                                        at the Exchange Factor then in effect ;
                                        and

                                    (y) if applicable, for each New Stock, such
                                        New Stock at the New Stock Exchange
                                        Factor then in effect for such New
                                        Stock; and

                                    (z) if applicable, for each Alternate Stock
                                        at the Alternate Stock Exchange Factor
                                        then in effect for such Alternate Stock.

                                In each case, the applicable Exchange Factor
                                (including for this purpose, any New Stock
                                Exchange Factor or Alternate Stock Exchange
                                Factor) will be determined by the Calculation Agent on the Valuation Date.

                                6. No adjustments to any Exchange Factor will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Closing Prices of the Basket Stocks, including, without limitation, a partial tender or exchange offer for any Basket Stock. The Calculation Agent may, in its sole discretion, make additional changes to the Exchange Factor for any Basket Stock upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, such Basket Stock (or other Exchange Property), but only to reflect such changes, and not with the aim of changing relative investment risk. There may be corporate or other similar events that could affect the Closing Price of the Basket Stocks for which the Calculation Agent will not adjust the applicable Exchange Factors.

                                Notwithstanding the foregoing, the amount payable by us at maturity with respect to each Basket Stock (or with respect to the combination of an Original Basket Stock and any New Stock or Alternate Stock derived from such Original Basket Stock), determined as of the Valuation Date, will not under any circumstances exceed $5.50 to $5.60.

                                For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                Following the occurrence of any event referred to in paragraphs 4 or 5 above that involves the creation of a New Stock or an Alternate Stock, references to "the Basket Stock" in this pricing supplement shall be deemed to refer to such New Stock or Alternate Stock and references to a "share" or "shares" of the Basket Stock shall be deemed to refer to the applicable unit or units of such New Stock or Alternate Stock, unless the context otherwise requires. The New Stock Exchange Factor(s) or Alternate Stock Exchange Factor resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 6 hereof.

                                If an Alternate Stock Event occurs, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Alternate Stock Event and of the Alternate Stock selected as promptly as possible and in no event later than five Business Days after the date of the Alternate Stock Event.

                                No adjustment to the Exchange Factor for any Basket Stock (including for this purpose any New Stock Exchange Factor or Alternate Stock Exchange Factor) will be required unless such adjustment would require a change of at least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Factor will be made until the close of business on the Valuation Date.

                                The Calculation Agent shall be solely
                                responsible for the determination and
                                calculation of any adjustments to the Exchange Factor for any Basket Stock and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                The Calculation Agent will provide information as to any adjustments to any Exchange Factor or to the method of calculating the amount payable upon exchange at maturity of the PERQS in accordance with paragraphs 5 above upon written request by any investor in the PERQS.

Market Disruption Event......   Market Disruption Event means, with respect to
                                any Basket Stock:

                                   (i) a suspension, absence or material
                                   limitation of trading of a Basket Stock on the primary market for such Basket Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for a Basket Stock as a result of which the reported trading prices for such Basket Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to a Basket Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                   (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to such Basket Stock.

                                For purposes of determining whether a Market
                                Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on a Basket Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the Basket Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to a Basket Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange
  Calculation in Case of an
  Event of Default...........   In case an event of default with respect to the
                                PERQS shall have occurred and be continuing, the amount declared due and payable per PERQS upon any acceleration of the PERQS (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the sum of the Component
                                Redemption Amounts for each of the Basket
                                Stocks, as of the date of such acceleration, where each Component Redemption Amount will be equal to the lesser of (i) the Closing Price of each Basket Stock as of the date of such acceleration times the Exchange Factor as of the date of acceleration (such product, the "Acceleration Price") times the Share Ratio for that Basket Stock and (ii) the Maximum Component
                                Redemption Amount, plus accrued but unpaid interest to but excluding the date of acceleration.

Basket Stocks; Public
Information..................   The Basket Issuers are registered under the
                                Exchange Act. Companies with securities
                                registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission.
                                Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E.,
                                Washington, D.C. 20549, and copies of such material can be obtained from the Public
                                Reference Section of the Commission, 100 F
                                Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov.
                                Information provided to or filed with the Commission by each of the Basket Issuers pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below. In addition, information regarding the Basket Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                Arkansas Best Corporation is a holding company engaged through its subsidiaries primarily in motor carrier and intermodal transportation operations. Its Commission file number is 000-19969.

                                Acxiom Corporation integrates data, services and technology to create and deliver customer and information management solutions for companies. Its Commission file number is 000-13163.

                                Alliance Resource Partners, L.P. is a
                                diversified producer and marketer of coal to major United States utilities and industrial users. Its Commission file number is 000-26823.

                                ALLTEL Corporation is a communications company that owns subsidiaries that provide wireless and wireline local, long-distance, network access and Internet services. Its Commission file number is 001-4996.

                                Chesapeake Energy Corporation is an independent natural gas producer. Its Commission file number is 001-13726.

                                Dobson Communication Corporation is a provider of rural and suburban wireless communications services in the United States. Its Commission file number is 000-29225.

                                Dillard's, Inc. operates retail department stores located primarily in the Southwest, Southeast and Midwest. Its Commission file number is 001-6140.

                                Devon Energy Corporation is an independent energy company engaged primarily in oil and gas exploration, development and production, the acquisition of producing properties, the transportation of oil, gas, and NGLs and the processing of natural gas. Its Commission file number is 001-32318.

                                Helmerich & Payne, Inc. is engaged in contract drilling of oil and gas wells for others, as well as in the ownership, development, and operation of commercial real estate. Its Commission file number is 001-4221.

                                J.B. Hunt Transport Services, Inc. is a surface transportation company, providing services in North America. Its Commission file number is 000-11757.

                                Kerr-McGee Corporation is an energy and
                                inorganic chemical holding company. Its
                                Commission file number is 001-16619.

                                Murphy Oil Corporation is a worldwide oil and gas exploration and production company with refining and marketing operations in North America and the United Kingdom. Its Commission file number is 001-8590.

                                OGE Energy Corp. is an energy and energy services provider offering physical delivery and management of both electricity and natural gas primarily in the south central United States. Its Commission file number is 001-12579.

                                ONEOK, Inc., is a company that purchases, gathers, processes, transports, stores, and distributes natural gas. Its Commission file number is 001-13643.

                                Six Flags, Inc. is a regional theme park operator, engaged solely in the theme park business. Its Commission file number is 001-13703.

                                Sonic Corp. operates and franchises a chain of drive-in restaurants in the United States. Its Commission file number is 000-18859.

                                Tyson Foods, Inc. produces, distributes and markets chicken, beef, pork, prepared foods and related allied products. Its Commission file number is 001-14704.

                                Unit Corporation contracts to drill onshore oil and natural gas wells for its own account and for others, explores, develops, acquires and produces oil and natural gas properties for its own account, and purchases, gathers, processes and treats natural gas for its own account and for third parties. Its Commission file number is 001-9260.

                                The Williams Companies, Inc. is a natural gas company that finds, produces, gathers, processes and transports natural gas, as well as manages a wholesale power business. Its Commission file number is 001-4174.

                                Wal-Mart Stores, Inc. operates retail stores in various formats around the world. Its Commission file number is 001-6991.

                                This pricing supplement relates only to the PERQS offered hereby and does not relate to the Basket Stocks or other securities of the Basket Issuers. We have derived all disclosures contained in this pricing supplement regarding the Basket Issuers from the publicly available documents described in the preceding paragraph. In connection with the offering of the PERQS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Basket Issuers in connection with the offering of the PERQS. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Basket Issuers is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of the Basket Stocks (and therefore the prices of the Basket Stocks at the time we priced the PERQS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Basket Issuers could affect the value received at maturity with respect to the PERQS and therefore the trading prices of the PERQS.

                                Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Stocks or the Basket as a whole.

                                We and/or our affiliates may presently or from time to time engage in business with the Basket Issuers, including extending loans to, or making equity investments in, the Basket Issuers or providing advisory services to the Basket Issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Basket Issuers, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Basket Issuers, and the reports may or may not recommend that investors buy or hold the Basket Stocks. The statements in the preceding two sentences are not intended to affect the rights of investors in the PERQS under the securities laws. As a prospective purchaser of a PERQS, you should undertake an independent investigation of the Basket Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.

Historical Information.......   The following tables set forth the published
                                high and low Closing Prices of the Basket Stocks during 2003, 2004, 2005 and 2006 through
                                February 7, 2006. We obtained the Closing Prices and other information below from Bloomberg
                                Financial Markets, without independent
                                verification. You should not take the historical prices of the Basket Stocks as an indication of future performance. The prices of the Basket
                                Stocks may decrease so that at maturity you will receive an amount in cash that is less than the principal amount of the PERQS. We cannot give you any assurance that the prices of the Basket
                                Stocks will increase so that at maturity you will receive an amount in cash that is more than the principal amount of the PERQS. Because your return is linked to the Closing Prices of the Basket Stocks on the Valuation Date, there is no guaranteed return of principal. To the extent that the sum of the Component Redemption Amounts of the Basket Stocks are less than the Issue Price of the PERQS and the shortfall is not offset by the coupon paid on the PERQS, you will lose money on your investment.

                                We make no representation as to the amount of dividends, if any, that the Basket Issuers will pay in the future. In any event, as an investor in the PERQS, you will not be entitled to receive dividends, if any, that may be payable on any Basket Stock.

                                   Arkansas Best Stock    High    Low  Dividends
                                ------------------------ ------- ----- ---------
                                (CUSIP 040790107)
                                2003
                                First Quarter........... 28.00   23.08   0.08
                                Second Quarter.......... 29.18   23.38   0.08
                                Third Quarter........... 30.05   23.92   0.08
                                Fourth Quarter.......... 34.48   28.76   0.08
                                2004
                                First Quarter........... 34.15   25.32   0.12
                                Second Quarter.......... 32.92   25.20   0.12
                                Third Quarter........... 36.93   30.29   0.12
                                Fourth Quarter.......... 46.10   36.79   0.12
                                2005
                                First Quarter........... 44.93   37.75   0.12
                                Second Quarter.......... 38.10   30.52   0.12
                                Third Quarter  ......... 36.32   32.35   0.15
                                Fourth Quarter ......... 45.50   32.80   0.15
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006).... 45.42   42.13   0.15


                                     Acxiom Stock        High    Low   Dividends
                                ----------------------- ------ ------- ---------
                                (CUSIP 005125109)
                                2003
                                First Quarter..........  16.96   14.06     -
                                Second Quarter.........  16.91   12.96     -
                                Third Quarter..........  17.49   15.10     -
                                Fourth Quarter.........  18.77   15.39     -
                                2004
                                First Quarter..........  21.96   18.58    0.04
                                Second Quarter.........  25.04   22.12    0.04
                                Third Quarter..........  24.23   21.39    0.04
                                Fourth Quarter.........  26.94   22.72    0.04
                                2005
                                First Quarter..........  25.78   20.65    0.05
                                Second Quarter.........  21.69   16.75    0.05
                                Third Quarter  ........  21.59   18.67    0.05
                                Fourth Quarter ........  23.74   18.63    0.05
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006)...  24.50   22.96     -

                                 Alliance Resource Partners Stock  High     Low   Dividends
                                --------------------------------- ------- ------- ---------
                                (CUSIP 01877R108)
                                2003
                                First Quarter..................    12.500  10.940  0.26250
                                Second Quarter.................    13.930  11.125  0.26250

                                Alliance Resource Partners Stock    High    Low   Dividends
                                ---------------------------------  ------ ------- ---------
                                Third Quarter..................    14.825  13.125  0.26250
                                Fourth Quarter.................    17.250  14.200  0.26250
                                2004
                                First Quarter..................    20.000  15.895  0.28125
                                Second Quarter.................    23.320  17.045  0.31250
                                Third Quarter..................    27.980  22.405  0.32500
                                Fourth Quarter.................    37.000  28.060  0.32500
                                2005
                                First Quarter..................    39.875  30.485  0.37500
                                Second Quarter.................    37.990  28.755  0.37500
                                Third Quarter  ................    48.110  35.625  0.41250
                                Fourth Quarter ................    46.180  35.620  0.41250
                                2006
                                First Quarter
                                  (through February 7, 2006)...    40.450  37.890  0.46000

                                Stock prices are adjusted for a 2-1 stock split effective the third quarter 2005.

                                       ALLTEL Stock       High    Low  Dividends
                                ------------------------ ------ ------ ---------
                                (CUSIP 020039103)
                                2003
                                First Quarter...........  56.05  41.15   0.350
                                Second Quarter..........  49.59  44.75   0.350
                                Third Quarter...........  50.00  44.87   0.350
                                Fourth Quarter..........  49.93  43.99   0.370
                                2004
                                First Quarter...........  53.25  47.12   0.370
                                Second Quarter..........  51.90  49.00   0.370
                                Third Quarter...........  55.58  49.23   0.370
                                Fourth Quarter..........  60.56  54.03   0.380
                                2005
                                First Quarter...........  58.73  54.60   0.380
                                Second Quarter..........  62.28  55.15   0.380
                                Third Quarter  .........  66.50  60.96   0.380
                                Fourth Quarter .........  67.44  58.50   0.385
                                2006
                                First Quarter
                                   (through
                                    February 7, 2006)...  63.85  59.06   0.385


                                 Chesapeake Energy Stock   High   Low  Dividends
                                ------------------------- ------ ----- ---------
                                (CUSIP 165167107)
                                2003
                                First Quarter.............  8.50   7.40  0.030
                                Second Quarter............ 11.20   7.53  0.030
                                Third Quarter............. 10.88   9.23  0.035
                                Fourth Quarter............ 13.95  10.95  0.035
                                2004
                                First Quarter............. 13.74  11.90  0.035
                                Second Quarter............ 14.90  12.89  0.035
                                Third Quarter............. 15.99  13.75  0.045
                                Fourth Quarter............ 18.13  15.42  0.045
                                2005
                                First Quarter............. 23.28  15.22  0.045
                                Second Quarter............ 23.74  18.30  0.045
                                Third Quarter  ........... 38.55  24.02  0.050

                                 Chesapeake Energy Stock   High   Low  Dividends
                                ------------------------- ------ ----- ---------
                                Fourth Quarter ........... 38.86  26.73  0.050
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006)...    35.04  31.59  0.050


                                  Dobson Communications Stock    High     Low   Dividends
                                ------------------------------ ------- -------- ---------
                                (CUSIP 256069105)
                                2003
                                First Quarter.................    4.00    2.70      -
                                Second Quarter................    5.79    2.47      -
                                Third Quarter.................    9.99    5.38      -
                                Fourth Quarter................    9.50    5.65      -
                                2004
                                First Quarter.................    8.01    2.89      -
                                Second Quarter................    3.89    2.84      -
                                Third Quarter.................    3.17    1.10      -
                                Fourth Quarter................    1.91    1.19      -
                                2005
                                First Quarter.................    2.48    1.56      -
                                Second Quarter................    4.68    1.84      -
                                Third Quarter  ...............    8.08    4.22      -
                                Fourth Quarter ...............    8.12    5.70      -
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006).........     7.54    6.33      -

                                Dobson Communication Corporation has never paid cash dividends on Dobson Communications Stock.

                                   Dillard's A-Stock     High    Low   Dividends
                                ----------------------- ------ ------- ---------
                                (CUSIP 254067101)
                                2003
                                First Quarter..........  17.62  12.49    0.04
                                Second Quarter.........  14.69  12.77    0.04
                                Third Quarter..........  16.92  13.38    0.04
                                Fourth Quarter.........  17.06  14.36    0.04
                                2004
                                First Quarter..........  19.16  16.00    0.04
                                Second Quarter.........  23.23  15.54    0.04
                                Third Quarter..........  23.76  18.64    0.04
                                Fourth Quarter.........  26.89  19.06    0.04
                                2005
                                First Quarter..........  27.54  23.30    0.04
                                Second Quarter.........  28.14  23.18    0.04
                                Third Quarter  ........  23.90  20.44    0.04
                                Fourth Quarter ........  25.07  19.40    0.04
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006)... 26.63   24.60    0.04


                                  Devon Energy Stock     High    Low   Dividends
                                 ---------------------- ------- ------ ---------
                                 (CUSIP 25179M103)
                                 2003
                                 First Quarter......... 25.125  21.430   0.025
                                 Second Quarter........ 27.975  22.665   0.025

                                  Devon Energy Stock     High    Low   Dividends
                                 ---------------------- ------- ------ ---------
                                 Third Quarter......... 26.640  23.425   0.025
                                 Fourth Quarter........ 28.950  23.215   0.025
                                 2004
                                 First Quarter......... 30.095  26.640   0.050
                                 Second Quarter........ 33.625  28.880   0.050
                                 Third Quarter......... 36.935  32.135   0.050
                                 Fourth Quarter........ 41.420  35.725   0.050
                                 2005
                                 First Quarter......... 48.500  36.600   0.075
                                 Second Quarter........ 52.030  41.840   0.075
                                 Third Quarter  ....... 70.180  51.740   0.075
                                 Fourth Quarter ....... 69.150  54.570   0.075
                                 2006
                                 First Quarter
                                   (through
                                   February 7, 2006)... 68.260  62.090     -

                                Stock prices are adjusted for a 2-1 stock split effective the third quarter 2004.

                                 Helmerich & Payne Stock  High   Low   Dividends
                                ------------------------ ------ ------ ---------
                                (CUSIP 423452101)
                                2003
                                First Quarter........... 28.66  23.57   0.0800
                                Second Quarter.......... 32.34  24.93   0.0800
                                Third Quarter........... 29.87  25.98   0.0800
                                Fourth Quarter.......... 28.37  23.77   0.0800
                                2004
                                First Quarter........... 30.61  26.74   0.0800
                                Second Quarter.......... 29.55  24.25   0.0800
                                Third Quarter........... 29.07  24.01   0.0825
                                Fourth Quarter.......... 34.16  27.66   0.0825
                                2005
                                First Quarter........... 41.10  31.57   0.0825
                                Second Quarter.......... 46.92  37.38   0.0825
                                Third Quarter  ......... 61.12  47.61   0.0825
                                Fourth Quarter ......... 64.75  49.89   0.0825
                                2006
                                First Quarter
                                   (through
                                    February 7, 2006)... 78.70  64.60   0.0825

                                 J.B. Hunt Transport Services Stock     High      Low      Dividends
                                ------------------------------------- --------- --------- -----------
                                (CUSIP 445658107)
                                2003
                                First Quarter..................        7.7000     5.8875       -
                                Second Quarter.................        9.7775     6.7975       -
                                Third Quarter..................       13.5750     9.4950       -
                                Fourth Quarter.................       14.2500    11.9450       -
                                2004
                                First Quarter..................       14.5000    12.7050       -
                                Second Quarter.................       19.3000    14.1700      0.015
                                Third Quarter..................       19.6250    16.9000      0.015
                                Fourth Quarter.................       22.5050    18.1750      0.015
                                2005
                                First Quarter..................       24.6000    20.3450      0.060
                                Second Quarter.................       21.8450    18.7900      0.060
                                Third Quarter  ................       20.9900    17.6600      0.060

                                 J.B. Hunt Transport Services Stock     High      Low      Dividends
                                ------------------------------------- --------- --------- -----------
                                Fourth Quarter ................       23.8500    18.3600     0.060
                                2006
                                First Quarter
                                  (through February 7, 2006)...       23.9500    22.0600     0.080

                                Stock prices are adjusted for a 2-1 stock split effective the second quarter 2005.

                                    Kerr-McGee Stock     High    Low   Dividends
                                ----------------------- ------ ------ ----------
                                (CUSIP 492386107)
                                2003
                                First Quarter..........  44.55  38.26     0.45
                                Second Quarter.........  48.27  39.90     0.45
                                Third Quarter..........  45.20  41.66     0.45
                                Fourth Quarter.........  46.91  40.10     0.45
                                2004
                                First Quarter..........  52.94  47.21     0.45
                                Second Quarter.........  54.85  47.35     0.45
                                Third Quarter..........  58.08  50.50     0.45
                                Fourth Quarter.........  62.79  56.49     0.45
                                2005
                                First Quarter..........  82.30  55.47     0.45
                                Second Quarter.........  79.98  70.25     0.45
                                Third Quarter  ........  98.16  75.66     0.50
                                Fourth Quarter ........  96.14  80.65     0.50
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006)... 110.39  93.06     0.50


                                   Murphy Oil Stock     High     Low   Dividends
                                ---------------------  ------   -----  ---------
                                (CUSIP 626717102)
                                2003
                                First Quarter.......... 22.62   19.42   0.1000
                                Second Quarter......... 26.67   20.44   0.1000
                                Third Quarter.......... 29.92   23.59   0.1000
                                Fourth Quarter......... 34.13   28.76   0.1000
                                2004
                                First Quarter.......... 33.50   29.04   0.1000
                                Second Quarter......... 36.85   31.28   0.1000
                                Third Quarter.......... 43.39   35.07   0.1125
                                Fourth Quarter......... 43.15   38.78   0.1125
                                2005
                                First Quarter.......... 52.35   38.05   0.1125
                                Second Quarter......... 54.87   43.10   0.1125
                                Third Quarter  ........ 55.98   48.94   0.1125
                                Fourth Quarter ........ 55.79   42.08   0.1125
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006)... 59.15   49.95   0.1125

                                Stock prices are adjusted for a 2-1 stock split effective the second quarter 2005.

                                    OGE Energy Stock     High    Low   Dividends
                                ----------------------- ------  ------ ---------
                                (CUSIP 670837103)
                                2003
                                First Quarter..........  19.20   16.51   0.3325
                                Second Quarter.........  21.94   17.50   0.3325
                                Third Quarter..........  22.68   19.79   0.3325
                                Fourth Quarter.........  24.30   22.12   0.3325
                                2004
                                First Quarter..........  26.44   23.20   0.3325
                                Second Quarter.........  26.70   23.08   0.3325
                                Third Quarter..........  26.45   24.32   0.3325
                                Fourth Quarter.........  26.79   25.37   0.3325
                                2005
                                First Quarter..........  27.39   25.32   0.3325
                                Second Quarter.........  28.94   26.32   0.3325
                                Third Quarter  ........  30.38   28.08   0.3325
                                Fourth Quarter ........  28.45   24.67   0.3325
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006)...  27.42   26.58   0.3325


                                      ONEOK Stock        High    Low   Dividends
                                ----------------------  ------  -----  ---------
                                (CUSIP 682680103)
                                2003
                                First Quarter..........  19.96  16.44    0.17
                                Second Quarter.........  20.95  18.45    0.17
                                Third Quarter..........  21.62  19.05    0.17
                                Fourth Quarter.........  22.22  19.49    0.18
                                2004
                                First Quarter..........  23.37  21.74    0.19
                                Second Quarter.........  22.93  19.80    0.21
                                Third Quarter..........  26.02  20.97    0.23
                                Fourth Quarter.........  28.90  25.66    0.25
                                2005
                                First Quarter..........  30.94  27.10    0.25
                                Second Quarter.........  32.65  28.68    0.28
                                Third Quarter  ........  35.72  32.36    0.28
                                Fourth Quarter ........  34.68  26.63    0.28
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006)...  29.36  26.73    0.28


                                    Six Flags Stock      High    Low   Dividends
                                ----------------------- ------ ------ ----------
                               (CUSIP 83001P109)
                               2003
                               First Quarter...........  6.86    4.85     -
                               Second Quarter..........  9.00    5.48     -
                               Third Quarter...........  7.03    4.40     -
                               Fourth Quarter..........  7.85    5.45     -
                               2004
                               First Quarter...........  8.29    6.93     -
                               Second Quarter..........  8.28    6.68     -
                               Third Quarter...........  7.03    3.49     -
                               Fourth Quarter..........  5.58    4.63     -
                               2005
                               First Quarter...........  5.62    4.01     -
                               Second Quarter..........  4.67    3.80     -

                                   Six Flags Stock       High    Low   Dividends
                               ------------------------ ------ ------ ----------
                               Third Quarter  .........  7.48    4.61     -
                               Fourth Quarter .........  7.71    7.01     -
                               2006
                               First Quarter
                                  (through
                                  February 7, 2006)...  11.80    8.03     -

                                Six Flags, Inc. does not currently pay dividends on its common stock.

                                      Sonic Stock         High      Low   Dividends
                                ----------------------- --------  ------- ---------
                                (CUSIP 835451105)
                                2003
                                First Quarter..........  17.5467  13.4133     -
                                Second Quarter.........  18.6600  16.2200     -
                                Third Quarter..........  17.6667  15.4267     -
                                Fourth Quarter.........  21.1133  17.4400     -
                                2004
                                First Quarter..........  24.3267  20.1000     -
                                Second Quarter.........  23.7133  20.2333     -
                                Third Quarter..........  25.7900  21.1000     -
                                Fourth Quarter.........  30.9800  24.5400     -
                                2005
                                First Quarter..........  35.4700  29.6400     -
                                Second Quarter.........  34.1000  30.5300     -
                                Third Quarter  ........  32.0600  27.3500     -
                                Fourth Quarter ........  30.1400  26.9900     -
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006)...  29.8500  27.4800     -

                                Sonic Corp. does not currently pay dividends on its common stock.


                                   Tyson Foods A-Stock    High    Low  Dividends
                                ------------------------ ------  ----- ---------
                                (CUSIP 902494103)
                                2003
                                First Quarter...........  11.85   7.28    0.04
                                Second Quarter..........  10.90   7.91    0.04
                                Third Quarter...........  14.42  10.76    0.04
                                Fourth Quarter..........  14.49  12.59    0.04
                                2004
                                First Quarter...........  18.13  12.99    0.04
                                Second Quarter..........  20.95  18.11    0.04
                                Third Quarter...........  21.06  15.73    0.04
                                Fourth Quarter..........  18.40  14.12    0.04
                                2005
                                First Quarter...........  18.07  16.26    0.04
                                Second Quarter..........  19.08  15.96    0.04
                                Third Quarter  .........  19.47  17.26    0.04
                                Fourth Quarter .........  18.70  16.29    0.04
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006)...   16.89  14.08    0.04

                                       Unit Stock       High    Low   Dividends
                                ---------------------- ------ ------ ----------
                                (CUSIP 909218109)
                                2003
                                First Quarter.........  21.89  16.59      -
                                Second Quarter........  22.75  19.43      -
                                Third Quarter.........  22.32  18.84      -
                                Fourth Quarter........  24.35  18.61      -
                                2004
                                First Quarter.........  27.50  23.32      -
                                Second Quarter........  31.45  26.28      -
                                Third Quarter.........  35.08  29.84      -
                                Fourth Quarter........  40.40  34.35      -
                                2005
                                First Quarter.........  47.22  34.10      -
                                Second Quarter........  46.78  36.18      -
                                Third Quarter  .......  55.90  42.82      -
                                Fourth Quarter .......  59.21  46.25      -
                                2006
                                First Quarter
                                  (through
                                  February 7, 2006)...  61.80  54.87      -

                                Unit Corporation does not currently pay
                                dividends on its common stock.

                                 The Williams Companies Stock     High    Low   Dividends
                                ------------------------------  -------- ------ ---------
                                (CUSIP 969457100)
                                2003
                                First Quarter..................   4.74    2.60    0.010
                                Second Quarter.................   8.77    4.87    0.010
                                Third Quarter..................   9.42    6.20    0.010
                                Fourth Quarter.................  10.62    8.94    0.010
                                2004
                                First Quarter..................  11.30    8.75    0.010
                                Second Quarter.................  12.23    9.89    0.010
                                Third Quarter..................  12.51   11.45    0.010
                                Fourth Quarter.................  17.10   12.35    0.050
                                2005
                                First Quarter..................  19.29   15.29    0.050
                                Second Quarter.................  19.21   16.29    0.050
                                Third Quarter  ................  25.05   19.16    0.075
                                Fourth Quarter ................  25.40   19.97    0.075
                                2006
                                First Quarter
                                  (through February 7, 2006)...  25.12   22.51    0.075


                                    Wal-Mart Stock       High    Low   Dividends
                                ----------------------- ------  ----- ----------
                                (CUSIP 931142103)
                                2003
                                First Quarter..........  54.67  46.74    0.075
                                Second Quarter.........  56.70  52.00    0.090
                                Third Quarter..........  60.08  54.35    0.090
                                Fourth Quarter.........  59.39  50.74    0.090
                                2004
                                First Quarter..........  61.05  52.12    0.090
                                Second Quarter.........  59.02  51.98    0.130
                                Third Quarter..........  54.97  51.33    0.130
                                Fourth Quarter.........  57.70  51.99    0.130

                                    Wal-Mart Stock       High    Low   Dividends
                                ----------------------- ------  ----- ----------
                                2005
                                First Quarter..........  54.49  50.11    0.130
                                Second Quarter.........  49.85  46.81    0.150
                                Third Quarter  ........  50.51  42.49    0.150
                                Fourth Quarter ........  50.57  43.50    0.150
                                2006
                                First Quarter
                                   (through
                                   February 7, 2006)...  46.57  44.74    0.150


Use of Proceeds and
Hedging......................   The net proceeds we receive from the sale of the
                                PERQS will be used for general corporate purposes and, in part, by us in connection with hedging our obligations under the PERQS through one or more of our subsidiaries. The original issue price of the PERQS includes the Agent's commissions (as shown on the cover page of this pricing supplement) paid with respect to the PERQS and the cost of hedging our obligations under the PERQS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                On or prior to the day we price the PERQS for initial sale to the public, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the PERQS by taking positions in the Basket Stocks. Such purchase activity could potentially increase the prices of the Basket Stocks and, accordingly, potentially increase the issue price of the PERQS, and, therefore, the price at which the Basket Stocks must close before you would receive at maturity an amount in cash equal to or greater than the principal amount of the PERQS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PERQS by purchasing and selling the Basket Stocks, options contracts on the Basket Stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of the Basket Stocks and, therefore, adversely affect the value of the PERQS or the payment you will receive at maturity or upon any acceleration of the PERQS.

Supplemental Information
 Concerning Plan of
 Distribution................   Under the terms and subject to the conditions
                                contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PERQS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PERQS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original Issue Date.
                                After the initial offering of the PERQS, the Agent may vary the offering price and other selling terms from time to time.

                                We expect to deliver the PERQS against payment therefor in New York, New York on , 2006, which is the scheduled Business Day following the date of this pricing supplement and of the pricing of the PERQS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade PERQS on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the PERQS initially will settle in Business Days (T+ ), to specify alternative settlement arrangements to prevent a failed settlement.

                                In order to facilitate the offering of the PERQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PERQS or of the Basket Stocks. Specifically, the Agent may sell more PERQS than it is obligated to purchase in connection with the offering, creating a naked short position in the PERQS for its own account. The Agent must close out any naked short position by purchasing the PERQS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PERQS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PERQS or the Basket Stocks in the open market to stabilize the price of the PERQS. Any of these activities may raise or maintain the market price of the PERQS above independent market levels or prevent or retard a decline in the market price of the PERQS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of PERQS. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension
 Plans and Insurance
 Companies...................   Each fiduciary of a pension, profit-sharing or
                                other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PERQS.
                                Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many

                                Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PERQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PERQS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PERQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                Because we may be considered a party in interest with respect to many Plans, the PERQS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PERQS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PERQS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of
                                Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PERQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                Purchasers of the PERQS have exclusive
                                responsibility for ensuring that their purchase, holding and disposition of the PERQS do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
Taxation.....................   The following summary is based on the advice of
                                Davis Polk & Wardwell, our counsel ("Tax
                                Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the PERQS that purchase the PERQS at the Issue Price and that will hold the PERQS as capital assets within the meaning of Section 1221 of the Code.
                                This summary is based on the Code,
                                administrative pronouncements, judicial
                                decisions and currently effective and proposed
                                Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.

                                This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the U.S. federal income tax laws, such as:

                                o   certain financial institutions;

                                o   insurance companies;

                                o   dealers in securities or foreign currencies;

                                o investors holding the PERQS as part of a hedge or any similar transaction;

                                o   U.S. Holders, as defined below, whose
                                    functional currency is not the U.S. dollar;

                                o partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

                                o   regulated investment companies;

                                o   real estate investment trusts;

                                o investors subject to the alternative minimum tax; and

                                o Non-U.S. Holders for whom income or gain in respect of the PERQS is effectively connected with a trade or business in the United States.

                                Additionally, except as pertains to the
                                withholding tax described below under
                                "--Non-U.S. Holders," the effect of the U.S.
                                federal tax laws, including the effect of the U.S. federal estate tax laws, on an investment in the PERQS by non-U.S. investors is not discussed. As the law applicable to the U.S. federal income taxation of instruments such as the PERQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. If you are considering purchasing the PERQS, you are urged to consult your own tax advisors with regard to the application of the U.S. federal tax laws to your particular situation as well as any tax consequences arising under any state, local or foreign taxing jurisdiction.

                                General

                                Pursuant to the terms of the PERQS and subject to the discussion below under "--Non-U.S. Holders," we and every investor in the PERQS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a PERQS for all tax purposes as a unit consisting of: (i) a contract (the "Financial Contract") that requires an investor in a PERQS, upon maturity, to pay an amount equal to the Issue Price (the "Forward Price") in exchange for a cash payment by us, at maturity, of an amount equal to the sum of the Component Redemption Amounts of each Basket Stock (the "Cash Exchange Amount") and (ii) a deposit with us of a fixed amount of cash, equal to the Issue Price, to secure the investor's obligation under the Financial Contract (the "Deposit"), which Deposit bears a quarterly
                                compounded yield of        % per annum, which
                                yield is based on our cost of borrowing. Under this characterization, less than the full stated interest payments on the PERQS will be attributable to the yield on the Deposit. Accordingly, the excess of the stated interest payments on the PERQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the investor's entry into the Financial Contract (the "Contract Fees"). Based on our determination of the relative fair market values of the Financial Contract and the Deposit at the time of issuance of the PERQS, we will allocate 100% of the Issue Price of the PERQS to the Deposit and none to the Financial Contract. Our allocation of the Issue Price between the Financial Contract and the Deposit will be binding on investors in the PERQS, unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the PERQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PERQS or instruments similar to the PERQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the PERQS.

                                Due to the absence of authorities that directly address instruments that are similar to the PERQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the PERQS. Significant aspects of the U.S. federal income tax consequences of an investment in the PERQS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. Accordingly, you are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of an investment in the PERQS (including alternative characterizations of the PERQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                U.S. Holders

                                As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PERQS that is:

                                o   a citizen or resident of the United States;

                                o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

                                o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                Tax Treatment of the PERQS

                                Assuming the characterization of the PERQS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                Stated Interest Payments on the PERQS. To the extent attributable to the yield on the Deposit, stated interest payments on the PERQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed above, any excess of the stated interest payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the U.S. federal income tax treatment of Contract Fees is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Fees with respect to the PERQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                Tax Basis. Based on our determination set forth above, the U.S. Holder's tax basis in the Financial Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                Settlement of the Financial Contract. Upon maturity of the Financial Contract, a U.S. Holder would, pursuant to the Financial Contract, be deemed to have applied the Forward Price in exchange for the Cash Exchange Amount. With respect to the cash received upon maturity (other than in respect of any accrued Contract Fees or accrued but unpaid interest on the Deposit, which will be taxed as described above under "--Stated Interest Payments on the PERQS"), a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the Forward Price. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                Sale, Exchange or Early Retirement of the PERQS. Upon a sale or exchange of a PERQS prior to the maturity of the PERQS, or upon their retirement prior to maturity upon the occurrence of an

                                Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and the U.S. Holder's tax basis in the PERQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the PERQS would generally equal the U.S. Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Stated Interest Payments on the PERQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a PERQS.

                                Possible Alternative Tax Treatments of an
                                Investment in the PERQS

                                Due to the absence of authorities that directly address the proper characterization of the PERQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the PERQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Debt Regulations").

                                If the IRS were successful in asserting that the Contingent Debt Regulations applied to the PERQS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a "comparable yield" on the Issue Price. Furthermore, if the PERQS were treated as contingent payment debt instruments, any gain realized with respect to the PERQS would generally be treated as ordinary income.

                                Even if the Contingent Debt Regulations do not apply to the PERQS, other alternative U.S. federal income tax characterizations or treatments of the PERQS are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the PERQS. It is possible, for example, that a PERQS could be treated as constituting an "open transaction" with the result that the stated interest payments on the PERQS might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or retirement of the PERQS. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the PERQS.

                                Backup Withholding and Information Reporting

                                Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the PERQS and the proceeds from a sale or other disposition of the PERQS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                Non-U.S. Holders

                                This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a PERQS that is for U.S. federal income tax purposes:

                                o   an individual who is classified as a
                                    nonresident alien;

                                o   a foreign corporation; or

                                o   a foreign trust or estate.

                                Notwithstanding the treatment of the PERQS as a unit consisting of a Financial Contract and a Deposit discussed above, significant aspects of the tax treatment of the PERQS are uncertain. Accordingly, any stated interest payments on the PERQS made to a Non-U.S. Holder generally will be withheld upon at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an "other income" or similar provision. In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of a PERQS must comply with certification requirements to establish that it is not a U.S. person and is eligible for a reduction of or an exemption from withholding under an applicable tax treaty. If you are a Non-U.S. Holder, you are urged to consult your own tax advisors regarding the tax treatment of the PERQS, including the possibility of obtaining a refund of any withholding tax and the certification requirements described above.